Exhibit 4.1

NOBLE DRILLING CORPORATION,

as Issuer,

NOBLE HOLDING (U.S.) CORPORATION,

as Successor Issuer,

NOBLE DRILLING SERVICES 6 LLC,

as Co-Issuer,

NOBLE DRILLING HOLDING LLC,

as Co-Issuer,

NOBLE CORPORATION,

as Guarantor,

and

THE BANK OF NEW YORK MELLON TRUST COMPANY, N.A.,

as Trustee

SIXTH SUPPLEMENTAL INDENTURE

Dated as of May 7, 2014

to

INDENTURE

Dated as of March 1, 1999, as previously amended and supplemented

7.50% SENIOR NOTES DUE 2019

SIXTH SUPPLEMENTAL INDENTURE dated as of May 7, 2014, among NOBLE DRILLING CORPORATION, a corporation duly organized and existing under the laws of the State of Delaware (“Noble Drilling”), NOBLE HOLDING (U.S.) CORPORATION, a corporation duly organized and existing under the laws of the State of Delaware (“Holding”), NOBLE DRILLING SERVICES 6 LLC, a limited liability company duly organized and existing under the laws of the State of Delaware (“NDS6”), NOBLE DRILLING HOLDING LLC, a limited liability company duly organized and existing under the laws of the State of Delaware (“Drilling Holding”), and NOBLE CORPORATION, a Cayman Islands exempted company limited by shares (“Noble-Cayman”), and THE BANK OF NEW YORK MELLON TRUST COMPANY, N.A., a national banking association, successor in interest to JPMorgan Chase Bank, National Association (formerly Chase Bank of Texas, National Association), as trustee (the “Trustee”).

R E C I T A L S:

WHEREAS, Noble Drilling has previously executed and delivered to the Trustee an indenture dated as of March 1, 1999 (as supplemented by the First Supplemental Indenture thereto dated as of March 16, 1999, the Second Supplemental Indenture thereto dated as of April 30, 2002, the Third Supplemental Indenture thereto dated as of December 20, 2005, the Fourth Supplemental Indenture thereto dated as of September 25, 2009 and the Fifth Supplemental Indenture thereto dated as of October 1, 2009, the “Supplemented Indenture”), providing for the issuance by Noble Drilling from time to time of its unsecured senior debt securities (the “Securities”), issuable in one or more series;

WHEREAS, Noble Drilling, Drilling Holding and NDS6 are co-issuers (the “Co-Issuers”) of a series of Securities designated “7.50% Senior Notes due 2019” (the “Notes”), and Holding and Noble-Cayman have guaranteed the due and punctual payment of the principal of, premium, if any, interest on, and all other amounts due under, the Notes;

WHEREAS, as part of an internal reorganization, Holding intends to acquire the properties and assets of Noble Drilling substantially as an entirety (the “Acquisition”);

WHEREAS, pursuant to Section 801 of the Supplemented Indenture, Holding, as the successor in interest to substantially all the properties and assets of Noble Drilling, is required to expressly assume, by an indenture supplemental to the Supplemented Indenture, the due and punctual payment of the principal of, premium, if any, and interest on, and any Additional Amounts with respect to, the Securities and the performance of Co-Issuers’ covenants and obligations under the Supplemented Indenture and the Securities;

WHEREAS, Section 802 of the Supplemented Indenture provides that upon any transfer of the properties and assets of Noble Drilling substantially as an entirety in accordance with Section 801, the successor Person to which such transfer is made shall succeed to, and be substituted for, and may exercise every right and power of, Noble Drilling under the Supplemented Indenture with the same effect as if such successor Person had been named as the Company in the Supplemented Indenture, and thereafter, Noble Drilling shall be relieved of all covenants and obligations under the Supplemented Indenture and the Securities;

WHEREAS, Section 901 of the Supplemented Indenture provides that, without the consent of any Holders, Noble Drilling, when authorized by a Board Resolution, and the Trustee, at any time and from time to time, may enter into one or more indentures supplemental to the Supplemented Indenture to evidence the succession of another Person to Noble Drilling and the assumption by any such successor of the covenants of Noble Drilling in the Supplemented Indenture and in the Securities;

WHEREAS, Noble Drilling, Holding, NDS6, Drilling Holding and Noble-Cayman, pursuant to the foregoing authority, desire to amend and supplement the Supplemented Indenture in certain respects to evidence the succession of Holding to Noble Drilling, the assumption by Holding of the covenants and obligations of Noble Drilling in the Supplemented Indenture and the Securities and the release of Noble Drilling from all its covenants and obligations under the Supplemented Indenture and the Securities, have requested the Trustee join with them in the execution and delivery of this Sixth Supplemental Indenture, and in accordance with Section 103, Section 801, Section 901, and Section 903 of the Supplemented Indenture, have delivered a Board Resolution authorizing the execution and delivery of this Sixth Supplemental Indenture, and an Officers’ Certificate and an Opinion of Counsel stating that the execution of this Sixth Supplemental Indenture is authorized or permitted by the Supplemented Indenture and that all conditions precedent to the execution and delivery of this Sixth Supplemental Indenture have been complied with, and Noble Drilling, Holding, NDS6, Drilling Holding and Noble-Cayman, and the Trustee are authorized to execute and deliver this Sixth Supplemental Indenture; and

WHEREAS, all things necessary to make this Sixth Supplemental Indenture a valid and legally binding supplemental indenture to the Supplemented Indenture (the Supplemented Indenture, as further supplemented by this Sixth Supplemental Indenture, the “Indenture”) in accordance with the terms thereof have been done and the execution and delivery of this Sixth Supplemental Indenture have been duly authorized in all respects;

NOW, THEREFORE, for good and valuable consideration, the receipt, adequacy and sufficiency of which are hereby acknowledged by the parties hereto, each party agrees, for the benefit of the other parties and for the equal and proportionate benefit of all Holders of the Securities, as follows:

SECTION 1. SUCCESSION IN INTEREST

On the date hereof and effective upon the consummation of the Acquisition, (a) Holding hereby expressly assumes the due and punctual payment of the principal of, premium, if any, and interest on, and any Additional Amounts with respect to, the Securities and the performance of Noble Drilling’s covenants and obligations under the Supplemented Indenture and the Securities; (b) Holding agrees to pay fully and promptly all amounts due to the Trustee and its agents under the Indenture; (c) Holding will succeed to, be substituted for, and may exercise every right and power of, Noble Drilling under the Indenture, with the same effect as if Holding had been named as the “Company” for purposes of the Indenture; and (d) Noble Drilling will be released from all of its covenants and obligations under the Indenture and the Securities. After the effectiveness of this Sixth Supplemental Indenture, for the purposes of the Indenture, the term the “Company” shall include Holding, Drilling Holding and NDS6 and, upon the consummation of the Acquisition, shall not include Noble Drilling. Noble Drilling shall promptly provide the Trustee written notice of the date of the consummation of the Acquisition.

SECTION 2. MISCELLANEOUS

Section 2.1 Trust Indenture Act Controls. If any provision of this Sixth Supplemental Indenture limits, qualifies or conflicts with any provision of the Trust Indenture Act that is required under such Act to be part of and govern the Indenture, such provision of the Trust Indenture Act shall control. If any provision hereof modifies or excludes any provision of the Trust Indenture Act that may be so modified or excluded, such provision of the Trust Indenture Act shall be deemed to apply to this Sixth Supplemental Indenture, as so modified or excluded, as the case may be.

Section 2.2 Date of Effectiveness. This Sixth Supplemental Indenture shall become a legally effective and binding instrument at and as of the date first set forth above and upon receipt by the Trustee of notice of the date of consummation of the Acquisition, as required by Section 1 of this Sixth Supplemental Indenture.

Section 2.3 Supplemental Indenture Incorporated into Indenture. The terms and conditions of this Sixth Supplemental Indenture shall be deemed to be part of the Indenture for all purposes relating to the Securities. The Supplemented Indenture is hereby incorporated by reference herein and, as further supplemented by this Sixth Supplemental Indenture, is in all respects adopted, ratified and confirmed.

Section 2.4 Notes Deemed Conformed. As of the date hereof, the provisions of the Notes and the guarantees of the Guarantors pursuant to the Supplemented Indenture shall be deemed to be conformed, without the necessity for any reissuance or exchange of such Note or any other action on the part of the Holders of the Notes, Noble Drilling, Holding, NDS6, Drilling Holding, Noble-Cayman or the Trustee, so as to reflect this Sixth Supplemental Indenture. Each Guarantor hereby confirms that its guarantee pursuant to the Supplemented Indenture shall apply to the Notes and the Indenture in accordance with the terms of the Notes and the Indenture.

Section 2.5 Successors. All agreements of Noble Drilling, Holding, NDS6, Drilling Holding, Noble-Cayman and the Trustee in this Sixth Supplemental Indenture and in the Indenture shall bind their respective successors and assigns, whether or not so expressed.

Section 2.6 Benefits of Sixth Supplemental Indenture. Nothing in this Sixth Supplemental Indenture, express or implied, shall give to any Person, other than the parties hereto and their successors hereunder and the Holders of Securities, any benefit or any legal or equitable right, remedy or claim under this Sixth Supplemental Indenture or the Indenture.

Section 2.7 Separability. In case any provision in this Sixth Supplemental Indenture, or in the Indenture or Supplemented Indenture, shall be invalid, illegal or unenforceable, the validity, legality and enforceability of the remaining provisions shall not in any way be affected or impaired thereby, it being intended that all of the provisions hereof shall be enforceable to the full extent permitted by law.

Section 2.8 Headings. The section headings of this Sixth Supplemental Indenture have been inserted for convenience of reference only, are not to be considered a part of this Sixth Supplemental Indenture and shall in no way modify or restrict any of the terms or provisions hereof.

Section 2.9 Definitions. Each capitalized term used but not defined in this Sixth Supplemental Indenture shall have the meaning assigned to such term in the Supplemented Indenture.

Section 2.10 Governing Law; Jury Trial Waiver. THIS SIXTH SUPPLEMENTAL INDENTURE SHALL BE GOVERNED BY AND CONSTRUED IN ACCORDANCE WITH THE LAWS OF THE STATE OF NEW YORK, BUT WITHOUT GIVING EFFECT TO APPLICABLE PRINCIPLES OF CONFLICTS OF LAW TO THE EXTENT THE APPLICATION OF THE LAWS OF ANOTHER JURISDICTION WOULD BE REQUIRED THEREBY. EACH OF NOBLE DRILLING, HOLDING, NDS6, DRILLING HOLDING, NOBLE-CAYMAN, AND THE TRUSTEE HEREBY IRREVOCABLY WAIVES, TO THE FULLEST EXTENT PERMITTED BY APPLICABLE LAW, ANY AND ALL RIGHT TO A TRIAL BY JURY IN ANY LEGAL PROCEEDING ARISING OUT OF OR RELATING TO THIS SIXTH SUPPLEMENTAL INDENTURE OR THE TRANSACTIONS CONTEMPLATED HEREBY.

Section 2.11 Counterparts. This Sixth Supplemental Indenture may be executed in two or more counterparts, each of which shall constitute an original, but all of which when taken together shall constitute the same instrument. The exchange of copies of this Sixth Supplemental Indenture and of signature pages by facsimile or PDF transmission shall constitute effective execution and delivery of this Sixth Supplemental Indenture as to the parties hereto and may be used in lieu of the original Sixth Supplemental Indenture for all purposes. Signatures of the parties hereto transmitted by facsimile or PDF shall be deemed to be their original signatures for all purposes.

Section 2.12 Trustee Not Responsible for Recitals. The recitals herein contained are made by Noble Drilling, Holding, NDS6, Drilling Holding and Noble-Cayman, and not by the Trustee, and the Trustee assumes no responsibility for the correctness thereof. The Trustee makes no representations as to the validity or sufficiency of this Sixth Supplemental Indenture, and the Trustee assumes no responsibility for the correctness of same. The Trustee makes no representations as to the validity or sufficiency of this Sixth Supplemental Indenture. All rights, protections, privileges, indemnities and benefits granted or afforded to the Trustee under the Indenture shall be deemed incorporated herein by this reference and shall be deemed applicable to all actions taken, suffered or omitted by the Trustee under this Sixth Supplemental Indenture.

Section 2.13 Electronic Transmissions. Noble Drilling, Holding, NDS6, Drilling Holding and Noble-Cayman agree that the Trustee shall have the right to accept and act upon instructions, including funds transfer instructions (“Instructions”) given pursuant to the Indenture and delivered using Electronic Means; provided, however, that Noble Drilling, Holding, NDS6, Drilling Holding and Noble-Cayman shall provide to the Trustee an incumbency certificate listing officers with the authority to provide such Instructions (“Authorized Officers”) and containing specimen signatures of such Authorized Officers, which incumbency certificate shall be amended by Noble Drilling, Holding, NDS6, Drilling Holding and Noble-Cayman whenever a person is to be added or deleted from the listing. If Noble Drilling, Holding, NDS6, Drilling Holding and Noble-Cayman elects to give the Trustee Instructions using Electronic Means and the Trustee in its discretion elects to act upon such Instructions, the Trustee’s understanding of such Instructions shall be deemed controlling. Noble Drilling, Holding, NDS6, Drilling Holding and Noble-Cayman understand and agrees that the Trustee cannot determine the identity of the actual sender of such Instructions and that the Trustee shall conclusively presume that directions that purport to have been sent by an Authorized Officer listed on the incumbency certificate provided to the Trustee have been sent by such Authorized Officer. Noble Drilling, Holding, NDS6, Drilling Holding and Noble-Cayman shall be responsible for ensuring that only Authorized Officers transmit such Instructions to the Trustee and that Noble Drilling, Holding, NDS6, Drilling Holding and Noble-Cayman and all Authorized Officers are solely responsible to safeguard the use and confidentiality of applicable user and authorization codes, passwords and/or authentication keys upon receipt by Noble Drilling, Holding, NDS6, Drilling Holding and Noble-Cayman. The Trustee shall not be liable for any losses, costs or expenses arising directly or indirectly from the Trustee’s good faith reliance upon and compliance with such Instructions notwithstanding such directions conflict or are inconsistent with a subsequent written instruction. Noble Drilling, Holding, NDS6, Drilling Holding and Noble-Cayman agree: (i) to assume all risks arising out of the use of Electronic Means to submit Instructions to the Trustee, including without limitation the risk of the Trustee acting on unauthorized Instructions, and the risk of interception and misuse by third parties; (ii) that they are fully informed of the protections and risks associated with the various methods of transmitting Instructions to the Trustee and that there may be more secure methods of transmitting Instructions than the method or methods selected by Noble Drilling, Holding, NDS6, Drilling Holding and Noble-Cayman; (iii) that the security procedures (if any) to be followed in connection with its transmission of Instructions provide to them a commercially reasonable degree of protection in light of its particular needs and circumstances; and (iv) to notify the Trustee immediately upon learning of any compromise or unauthorized use of the security procedures. “Electronic Means” shall mean the following communications methods: S.W.I.F.T., e-mail, facsimile transmission, secure electronic transmission containing applicable authorization codes, passwords and/or authentication keys issued by the Trustee, or another method or system specified by the Trustee as available for use in connection with its services under the Indenture.

Section 2.14 Amendment to Section 607. Section 607 of the Indenture is hereby amended and restated in part by deleting the words “The Company agrees” in the first line thereof and replacing such phrase with “The Issuer, the Co-Issuers and the Guarantor, jointly and severally, agree.”

[signature page follows]

IN WITNESS WHEREOF, the parties hereto have caused this Sixth Supplemental Indenture to be duly executed, all as of the date first above written.

NOBLE DRILLING CORPORATION,
(“Drilling”)

		By:	/s/ Dennis J. Lubojacky
Name: Dennis J. Lubojacky
Title: President

Attest:	/s/ Paul H. Stanford
Title: Assistant Secretary

NOBLE HOLDING (U.S.) CORPORATION,
(“Holding”)

		By:	/s/ Dennis J. Lubojacky
Name: Dennis J. Lubojacky
Title: President

Attest:	/s/ Paul H. Stanford
Title: Assistant Secretary

NOBLE DRILLING SERVICES 6 LLC
(“NDS6”)

		By:	/s/ Alan R. Hay
Name: Alan R. Hay
Title: President

Attest:	/s/ David M.J. Dujacquier
Title: Manager

NOBLE DRILLING HOLDING LLC
(“Drilling Holding”)

		By:	/s/ Alan R. Hay
Name: Alan R. Hay
Title: Senior Vice President

Attest:	/s/ David M.J. Dujacquier
Title: Manager

[Signature Page to Sixth Supplemental Indenture]

NOBLE CORPORATION
(“Noble-Cayman”)

		By:	/s/ Alan R. Hay
Name: Alan R. Hay
Title: Vice President and Secretary

Attest:	/s/ David M.J. Dujacquier
Title: Director

THE BANK OF NEW YORK MELLON TRUST COMPANY, N.A., as Trustee

		By:	/s/ Teresa Petta
Name: Teresa Petta
Title: Vice President

[Signature Page to Sixth Supplemental Indenture]